FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                            VESTAUR SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                    23-1884620
(State of incorporation)                    (I.R.S. Employer Identification No.)

123 South Broad Street, 2nd Floor
Philadelphia, PA                            19109
(Address of principal executive offices)    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
---------------------------------------      ---------------------------------
Common Stock, par value $0.01 per share      American Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


Securities Act registration statement file number to which this form relates:

                                                        2-47091

Securities to be registered pursuant to Section 12(g) of the Act:

                                                        None

Information required in registration statement

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to Form S-4 Registration Statement No. 2-46065 for Vestaur Securities, Inc., which was filed on October 17, 1972 and to Amendment No. 16 to Registrant's Registration Statement on Form N-2 filed on March 31, 1999.

Item 2. Exhibits.

     None

                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in Boston, the Commonwealth of Massachusetts on the 23rd day of September, 2003.


                            VESTAUR SECURITIES, INC.


                            By: /s/ Maureen E. Towle
                                --------------------------
                                Maureen E. Towle
                                Assistant Secretary